Exhibit 99.1 1 NewtekOne, Inc. Reports Basic and Diluted EPS of $0.36 and $0.35 for the Three Months Ended March 31, 2025 EPS Exceeded NewtekOne's Projected $0.28-$0.32 Range Boca Raton, Fla., May 6, 2025 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three months ended March 31, 2025 ("1Q25"). “In a challenging and fluid economic environment, we are extremely pleased to post solid quarterly results that include diluted earnings per share ("EPS") of $0.35, ahead of the guidance range we presented to the market in late February,” said Barry Sloane, CEO, President and Chairman. “We continue to put up strong balance sheet and tangible book value per share growth and above average profitability. Our ability to generate $0.35 per diluted share of earnings despite a heavier loan loss provision is another example that organizations with wider lending margins, lower efficiency ratios, sufficient capital bases, and relevant product offerings are the future of the banking industry. The strength of the Company's pre-provision net revenue ("PPNR") stream speaks to the power of our business model that, in 1Q25, produced profitability roughly two times the average profitability of banks with $1 to $10 billion of assets.” Financial Highlights for 1Q25 • Basic and diluted EPS were $0.36 and $0.35, respectively, vs. $0.38 and $0.38, respectively, for 1Q24. • Book value per common share ended 1Q25 at $10.73, up Y/Y and Q/Q by 13.2% and 2.0%, respectively. • Tangible book value per common share1 ended 1Q25 at $10.17, up Y/Y and Q/Q by 23.0% and 8.3%, respectively. • Net income before taxes for 1Q25 was approximately $11.6 million, down 11.1% Y/Y from $13.1 million for 1Q24. • PPNR1,2 was approximately $25.2 million, an increase of 47.0% Y/Y from $17.1 million for 1Q24. • The efficiency ratio1 was 62.1%, an improvement from 70.6% for 1Q24. 1 Non-GAAP financial measure; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our "Reconciliation of GAAP to Non-GAAP Financial Measures" below for a reconciliation and additional information on non-GAAP measures.

Exhibit 99.1 2 • Return on average assets (“ROAA”)1 was 1.81%. EPS guidance implies a range for 2025 ROAA of 2.2%-2.7%. • Return on average equity ("ROAE")1 was 12.7%. EPS guidance implies a range for 2025 ROAE of 17.2%-20.2%. • Return on average tangible common equity (“ROTCE”)1 was 13.9%. EPS guidance implies a range for 2025 ROTCE of 18.7%-22.0%. • Pre-provision return on average assets ("PPROA")1 was 4.86%. Lending and Other Select Highlights for 1Q25 • SBA 7(a) loan originations approximated $213.4 million for 1Q25 compared to 1Q24 originations of $211.5 million. • Alternative Loan Program ("ALP") loan originations were $68.5 million for 1Q25. • SBA 504 loan originations totaled roughly $16.9 million for 1Q25. In addition, the Company executed $12.9 million of SBA 504 loan sales in 1Q25. • Newtek Bank originated $41.2 million and $22.7 million of CRE and C&I loans HFI in 1Q25. • Commercial deposits at Newtek Bank increased $28 million, or 12% Q/Q, while core consumer deposits grew $17 million, or 2% Q/Q; wholesale deposits declined $24 million, or 33% Q/Q. Post 1Q25 Highlights • On April 23, 2025, the Company closed an ALP loan securitization with the sale of $184 million of rated notes backed by $216 million of ALP loans. The transaction represents the Company's third asset- backed securitization secured by ALP loans and its 16th rated securitization. • On April 30, 2025, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. 2025 Forecasts The Company forecasts for 2025: • Annual EPS in a range of $2.10 to $2.50. The mid-point of the range implies 17% EPS growth in 2025 even with a projected, near-doubling of the loan loss provision. • $1.0 billion in total SBA 7(a) loan fundings, $250 million in SBA 504 loan closings, and $500 million in ALP loan originations. • Newtek Bank’s combined C&I and CRE loan portfolios to grow by $225 million. • Newtek Bank’s deposits to grow by $345 million, including $150 million of commercial deposit growth and $180 million of core consumer deposit growth. In further commenting on 1Q25 results, Mr. Sloane said, “Keep in mind that our first quarter has historically been our lowest for earnings, loan originations, and profitability. In addition, we highlighted last quarter that we believed the earnings headwind from our Newtek Small Business Finance ("NSBF") subsidiary, which is winding down, was dissipating. We saw evidence of that again this quarter with the NSBF loss decreasing more than 50% Q/Q from a loss of $10.7 million for 4Q24 to a loss of $5.0 million for 1Q25, and with NSBF non-accrual inflows decelerating for the third consecutive quarter. With the NSBF portfolio now just 21% of total loans, a decrease from 41% twelve months ago, and with 100% of that portfolio seasoned beyond 24 months, we continue to expect that the drag from NSBF should be materially lower in 2025 than the $28.7 million drag it was in 2024.” Mr. Sloane added, “We believe the investment community should consider what we believe to be our unique approach to operating as a financial holding company that includes meaningful activity by our non-bank subsidiaries. Our alternative loan program (Newtek ALP Holdings) and our merchant services business (Newtek Merchant

Exhibit 99.1 3 Solutions ("NMS")) generate significant earnings for the Company, as detailed in the segment reporting in our regulatory filings. For example, two weeks ago we reported that we closed our third ALP loan-backed securitization (and overall 16th securitization) with healthy demand for the rated notes from some of the largest asset managers in the U.S. The alternative loan program allows us to maximize our referral network and infrastructure while supplementing earnings and profitability. Similarly, NMS, because of its “asset-light” character, is accretive to the Company’s profitability and earnings stream, and more importantly, fits squarely into the menu of financial and business solutions we offer to clients on-demand. ALP and NMS are just two examples of how we believe NewtekOne can sustain above-average EPS growth, tangible book value per share growth, and profitability.” Mr. Sloane continued, “In our conference call scheduled for tomorrow at 8:30 am, and in the presentation prepared for the conference call, we plan to highlight metrics that demonstrate our unique structure and the progress we are making as we continue to reap the benefits of our transition into a financial holding company with ownership of Newtek Bank - a technology-enabled, nationally chartered commercial bank. Those metrics include robust PPNR, above-average profitability, improving operating efficiency, growing tangible book value per share, significant loan and deposit growth, a variety of funding sources, and diverse and sustainable sources of revenue. And, perhaps, most top of mind, is the ability to weather a seasoning loan portfolio that requires hefty initial provisions for credit losses to build an adequate allowance for credit losses. To that point, we show on page 5 of the conference call presentation an updated 2025 income statement forecast that continues to project an EPS mid-point of $2.30, which implies 17% growth over 2024 EPS despite an estimated loan loss provision doubling Y/Y. ” Mr. Sloane concluded, “With a business model designed to provide independent business owner clients with a complete set of financial and business solutions and with our ability to continue to grow business deposits and reduce our cost of funding over the course of time, we believe that the Company is well positioned to deliver value to independent business owners in all 50 states. In addition, our experienced management team has decades of experience working together and a demonstrated ability to weather various operating conditions, whether interest rates are higher or lower or the economy is strengthening or deteriorating. We look forward to addressing you tomorrow.” First Quarter 2025 Conference Call and Webcast A conference call to discuss the first quarter 2025 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, Frank M. DeMaria, Chief Financial Officer - NewtekOne Inc., and M. Scott Price, Chief Financial Officer - Newtek Bank, N.A., tomorrow, Wednesday, May 7, 2025, 8:30 a.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. First Quarter 2025 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. First Quarter 2025 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors.

Exhibit 99.1 4 About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended March 31, 2025. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com

Exhibit 99.1 5 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) March 31, 2025 December 31, 2024 (Unaudited) ASSETS Cash and due from banks $ 10,984 $ 6,941 Restricted cash 23,368 28,226 Interest bearing deposits in banks 259,782 346,207 Total cash and cash equivalents 294,134 381,374 Debt securities available-for-sale, at fair value 14,127 23,916 Loans held for sale, at fair value 547,958 372,286 Loans held for sale, at LCM 35,849 58,803 Loans held for investment, at fair value 346,794 369,746 Loans held for investment, at amortized cost, net of deferred fees and costs 711,166 621,651 Allowance for credit losses (38,649) (30,233) Loans held for investment, at amortized cost, net 672,517 591,418 Federal Home Loan Bank and Federal Reserve Bank stock 3,862 3,585 Settlement receivable 6,089 52,465 Joint ventures and other non-control investments, at fair value (cost of $54,493 and $44,039), respectively 69,242 57,678 Goodwill and intangibles 14,711 14,752 Right of use assets 5,268 5,688 Servicing assets, at fair value 20,215 22,062 Servicing assets, at LCM 24,410 24,195 Other assets 81,561 60,636 Assets held for sale — 21,308 Total assets $ 2,136,737 $ 2,059,912 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 11,920 $ 11,142 Interest-bearing 954,401 961,910 Total deposits 966,321 973,052 Borrowings 773,991 708,041 Dividends payable 5,235 5,233 Lease liabilities 6,012 6,498 Deferred tax liabilities, net 5,041 2,244 Due to participants 35,580 21,532

Exhibit 99.1 6 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) March 31, 2025 December 31, 2024 Accounts payable, accrued expenses and other liabilities 42,223 40,806 Liabilities directly associated with assets held for sale — 6,224 Total liabilities 1,834,403 1,763,630 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 shares issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; authorized 199,980 shares, 26,343 and 24,680 shares issued and outstanding, respectively) 527 526 Additional paid-in capital 220,463 218,266 Retained earnings 61,597 57,773 Accumulated other comprehensive income (loss), net of income taxes 9 (21) Total shareholders' equity 302,334 296,282 Total liabilities and shareholders' equity $ 2,136,737 $ 2,059,912

Exhibit 99.1 7 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended March 31, 2025 December 31, 2024 March 31, 2024 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 276 $ 314 $ 460 Loans and fees on loans 34,483 30,546 24,985 Other interest earning assets 3,131 2,867 1,622 Total interest income 37,890 33,727 27,067 Interest expense Deposits 9,845 8,935 5,576 Notes and securitizations 10,974 12,027 10,827 Bank and FHLB borrowings 3,138 1,473 1,758 Total interest expense 23,957 22,435 18,161 Net interest income 13,933 11,292 8,906 Provision for credit losses 13,505 9,474 4,015 Net interest income after provision for credit losses 428 1,818 4,891 Noninterest income Dividend income 1,686 391 386 Net loss on loan servicing assets (3,652) (7,282) (1,735) Servicing income 5,525 5,165 5,357 Net gains on sales of loans 12,961 28,652 20,292 Net gain on loans under the fair value option 18,077 9,381 2,798 Technology and IT support income — 5,388 5,770 Electronic payment processing income 10,609 10,640 10,987 Other noninterest income 7,192 11,739 5,512 Total noninterest income 52,398 64,074 49,367 Noninterest expense Salaries and employee benefits expense 21,316 17,486 20,506 Technology services expense — 3,637 3,408 Electronic payment processing expense 4,447 4,901 4,846 Professional services expense 3,435 4,576 4,565 Other loan origination and maintenance expense 4,417 4,379 2,244 Depreciation and amortization 146 214 532 Other general and administrative costs 7,416 6,946 5,058 Total noninterest expense 41,177 42,139 41,159

Exhibit 99.1 8 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended March 31, 2025 December 31, 2024 March 31, 2024 Net income before taxes 11,649 23,753 13,099 Income tax expense (benefit) 2,282 5,429 3,449 Net income 9,367 18,324 9,650 Dividends to preferred shareholders (400) (400) (400) Net income available to common shareholders $ 8,967 $ 17,924 $ 9,250 Earnings per Common Share: Basic $ 0.36 $ 0.70 $ 0.38 Diluted $ 0.35 $ 0.69 $ 0.38

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

NewtekOne, Inc.	**As of and for the three months ended**		
(dollars and number of shares in thousands)	**March 31, 2025**	**December 31, 2024**	**March 31, 2024**
Return on Average Tangible Common Equity			
Numerator: Net Income (GAAP)	$9,367	$18,324	$9,650
Tax-adjusted amortization of intangibles	117	55	384
Dividend on preferred equity	(400)	(400)	(400)
Numerator: Adjusted net income	9,084	17,979	9,634
Average Total Shareholders' Equity[1]	299,308	279,853	237,831
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	279,570	260,115	218,093
Return on Average Equity	12.7%	26.0%	16.3%
Deduct: Average Goodwill and Intangibles[1]	15,130	29,939	30,060
Denominator: Average Tangible Common Equity[1]	$264,440	$230,176	$188,033
Return on Average Tangible Common Equity[1]	13.9%	31.1%	20.6%
Return on Average Assets			
Numerator: Net Income (GAAP)	$9,367	$18,324	$9,650
Denominator: Average Assets[1]	2,098,325	1,787,859	1,404,554
Return on Average Assets[1]	1.81%	4.08%	2.76%
Pre-Provision Net Revenue (PPNR)			
Net Income before Taxes (GAAP)	$11,649	$23,753	$13,099
Add: Provision for Credit Losses (GAAP)	13,505	9,474	4,015
Pre-Provision Net Revenue[1,2]	$25,154	$33,227	$17,114
Pre-Provision Return on Average Assets (PPROA)			
Pre-Provision Net Revenue[1,2]	$25,154	$33,227	$17,114
Denominator: Average Assets[1]	2,098,325	1,787,859	1,404,554
Pre-Provision Return on Average Assets[1]	4.86%	7.39%	4.90%

9

Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended		
(dollars and number of shares in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$41,177	$42,139	$41,159
Net Interest Income (GAAP)	13,933	11,292	8,906
Non-Interest Income (GAAP)	52,398	64,074	49,367
Denominator: Total Income	$66,331	$75,366	$58,273
Efficiency Ratio[1]	62.1%	55.9%	70.6%
Net Interest Margin			
Net interest income	13,933	11,292	8,906
Average interest-earning assets	1,860,221	1,603,858	1,225,609
Net Interest Margin[1]	3.04%	2.80%	2.92%
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$302,334	$296,282	$254,132
Deduct: Goodwill and Intangibles (GAAP)	14,711	29,581	29,944
Numerator: Total Tangible Book Value[1]	$287,623	$266,701	$224,188
Denominator: Total Number of Shares Outstanding	26,343	26,291	24,715
Tangible Book Value Per Share[1]	$10.92	$10.14	$9.07
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$287,623	$266,701	$224,188
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	$267,885	$246,963	$204,450
Denominator: Total Number of Shares Outstanding	26,343	26,291	24,715
Tangible Book Value Per Common Share[1]	$10.17	$9.39	$8.27

[1]Non-GAAP financial measure.

[2]PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

10